UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2005

HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (952) 443-2500

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On January 19, 2005, HEI, Inc. (the “Company”) received a letter from the NASDAQ Stock Market indicating that although the Company evidenced compliance with the filing requirement set forth in NASDAQ Marketplace Rule 4310(c)(14) relating to the filing of its Annual Report on Form 10-K for the fiscal year ended August 31, 2004 (“2004 Form 10-K”), it had come to the attention of the NASDAQ Stock Market that the Company is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4450(a)(3) due to the fact that the Company reported stockholders’ equity of $9,957,000 in the 2004 Form 10-K, which is less than the minimum $10,000,000 stockholders’ equity requirement. As a result, the NASDAQ Stock Market formally notified the Company that such additional issue would be considered at the Company’s oral hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) scheduled for Thursday, January 20, 2005. The Company had previously requested such oral hearing in connection with the receipt of the delisting notification relating to the late filing of its 2004 Form 10-K.

     On January 20, 2005, the Company received a second letter from the NASDAQ Stock Market indicating that it had come to the attention of the NASDAQ Stock Market that the Company is not in compliance with the NASDAQ requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the first quarter ended November 27, 2004 (“2005 First Quarter Form 10-Q”), with the Securities and Exchange Commission by the January 18, 2005, deadline. The NASDAQ Stock Market formally notified the Company that such additional issue would be considered at the Company’s oral hearing before the Panel scheduled for Thursday, January 20, 2005.

     As a result of the Company’s noncompliance with these NASDAQ requirements for continued listing, the Company’s common stock is subject to delisting from the NASDAQ National Market. On January 20, 2005, the Company participated in an oral hearing before the Panel to appeal the delisting of its common stock. The Company’s common stock will remain listed on the NASDAQ National Market pending the outcome of the appeal under the symbol HEIIE. While the Company (i) is working diligently to complete the preparation of, and to file its 2005 First Quarter Form 10-Q as promptly as possible; and (ii) believes that it has regained compliance with the stockholders’ equity requirement based on its operating results from its first quarter ended November 27, 2004, and expects to demonstrate such compliance when it files the 2005 First Quarter Form 10-Q; the Company cannot provide assurances that the Panel will grant the Company’s request for continued listing.

     On January 25, 2005, the Company issued a press release regarding the receipt of the letters from the NASDAQ Stock Market described in this Item 3.01. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On January 25, 2005, the Audit Committee of the Board of Directors of the Company engaged Virchow, Krause & Company, LLP (“Virchow Krause”), to audit its consolidated financial statements for the fiscal year ending August 31, 2005. During the Company’s two most recent fiscal years, the Company (i) did not engage Virchow Krause to act as either the principal accountant to audit the Company’s financial statements or as an independent accountant to audit a significant subsidiary of the Company, (ii) did not consult with Virchow Krause on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements within the meaning of Item 304(a)(2)(i) of Regulation S-K; and (iii) did not consult with Virchow Krause on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     On January 25, 2005, the Company issued a press release regarding the engagement of Virchow Krause described in this Item 4.01. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit relating to Items 3.01 and 4.01 is filed as a part of this Current Report on Form 8-K.

Item No.	Description
99	Press Release dated January 25, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: January 25, 2005	By /s/ Mack V. Traynor, III
Mack V. Traynor, III
Chief Executive Officer and President (Duly Authorized Officer)

Exhibit Index

Item No.	Description
99	Press Release dated January 25, 2005.